UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

MOLSON COORS BEVERAGE COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

P.O. Box 4030, BC555, Golden, Colorado, USA 80401

111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada,  H3C 2M1

(Address of principal executive offices, including zip code)

(303) 279-6565 / (514) 521-1786

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.01	TAP.A	New York Stock Exchange
Class B Common Stock, par value $0.01	TAP	New York Stock Exchange
1.25% Senior Notes due 2024	TAP 24	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2024, Molson Coors Beverage Company (the “Company”) issued €800 million aggregate principal amount of 3.800% Senior Notes due 2032 (the “Notes”) pursuant to a previously announced underwritten public offering (the “Offering”). The Notes were issued pursuant to a base indenture, dated as of May 29, 2024 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of May 29, 2024 (the “First Supplemental Indenture”), among the Company, the Guarantors and the Trustee. The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an automatic shelf registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 20, 2024, on Form S-3ASR, File No. 333-277183. The terms of the Offering are described in a Prospectus, dated February 20, 2024, as supplemented by a final prospectus supplement, dated May 22, 2024. The Indenture and the First Supplemental Indenture are filed herewith as Exhibits 4.1 and 4.2, respectively. The form of the Notes is filed herewith as Exhibit 4.3.

The disclosure under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Sale of Notes in Aggregate Principal Amount of €800 Million

The Notes bear interest at a rate of 3.800% per annum, payable in arrears on June 15 of each year, beginning on June 15, 2024. The Notes are jointly and severally guaranteed on a full and unconditional senior unsecured basis initially by Molson Coors International LP, Molson Coors Holdco Inc., Coors Brewing Company, Newco3, Inc., CBC Holdco 3, Inc., CBC Holdco LLC, CBC Holdco 2 LLC, Molson Canada 2005, Coors Distributing Company LLC, Molson Coors USA LLC, and Molson Coors Beverage Company USA LLC (all of which are wholly-owned directly or indirectly by the Company) (collectively, the “Guarantors”). The Notes and the related guarantees are senior unsecured obligations of the Company and the Guarantors and will rank pari passu with all other unsubordinated debt of the Company and the Guarantors and senior to all future subordinated debt of the Company and the Guarantors. The Notes will be structurally subordinated to all present and future debt and other obligations of the Company’s subsidiaries that are not Guarantors. The Notes and the related guarantees will be effectively junior to the current and future secured obligations of the Company and the Guarantors to the extent of the assets securing such obligations.

The net proceeds from the Offering, after deducting estimated fees and expenses and the underwriters’ discounts and commissions, were approximately €793.5 million. The net proceeds of the Offering will be used for general corporate purposes including the repayment of the €800 million outstanding principal amount of the Company’s Senior Notes due July 2024. The net proceeds from the Offering will not be deposited into an escrow account and holders of the Notes will not receive a security interest in any such proceeds.

The Notes are redeemable, in whole or in part, at the option of the Company at any time and from time to time prior to March 15, 2032, (the “Par Call Date”) at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed, and (ii) the sum of the present values of the redemption price of the notes on the Par Call Date and the remaining scheduled payments of interest on the notes being redeemed as if the notes were redeemed on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis computed using a discount rate equal to the applicable rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date (the “Bund Rate”) plus 20 basis points, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date. The Notes will be redeemable, in whole or in part, at the Company’s option and from time to time on or after the applicable Par Call Date, at a redemption price equal to 100% of the principal amount of the Notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

The Company may redeem all, but not part, of a series of the Notes in the event of certain changes in the relevant jurisdiction (as further described in the applicable Indenture), at a redemption price of 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date. Subject to certain exceptions and limitations set forth in the Indenture, the Company will pay additional amounts as may be necessary to ensure that every net payment on a Note to a holder, after deduction or withholding by the Company or the applicable paying agent for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the relevant jurisdiction, will not be less than the amount provided in such Note to be then due and payable.

The terms of the Indenture will, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional secured indebtedness, (ii) enter into certain sale and leaseback transactions and (iii) merge, sell, convey, transfer or lease substantially all of their assets. These covenants are subject to a number of important limitations and exceptions that are described in the Indenture. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the applicable Indenture, payment defaults or acceleration of other indebtedness and certain events of bankruptcy and insolvency. If an event of default occurs and is continuing, then either the trustee or the holders of at least 25% in principal amount of the notes may declare the principal and premium, if any, of the notes and the accrued interest thereon, if any, to be due and payable. These events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture.

The foregoing description of the material terms of the Indenture is a summary only, does not purport to be complete, and is qualified by reference to the Indenture and the First Supplemental Indenture, respectively, copies of which are attached hereto as Exhibits 4.1 and 4.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Document Description
4.1	Indenture, dated as of May 29, 2024, among Molson Coors Beverage Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, as Trustee.
4.2	First Supplemental Indenture, dated as of May 29, 2024, among Molson Coors Beverage Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, as Trustee.
4.3	Form of 3.800% Senior Notes due 2032 (included in Exhibit 4.2).
5.1	Opinion of Kirkland & Ellis LLP.
5.2	Opinion of Perkins Coie LLP.
5.3	Opinion of McCarthy Tetrault LLP.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BEVERAGE COMPANY

Date: May 29, 2024	By:	/s/ Natalie G. Maciolek
Natalie G. Maciolek
Chief Legal & Government Affairs Officer and Secretary

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